Exhibit 10.1

ELOXX PHARMACEUTICALS, INC.

AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment to Stock Option Agreement (the “Amendment”) is made as of October 16, 2024 between the undersigned Participant (“Participant”) and Eloxx Pharmaceuticals, Inc. (the “Company”).

WHEREAS, as evidenced by the option grant notice(s) (each, a “Grant Notice”) and Stock Option Agreement(s) (each, an “Agreement”), the Company granted Participant one or more options under the Company’s 2018 Equity Incentive Plan (the “Plan”) to purchase shares of the Company’s common stock as set forth on Exhibit A to this Amendment (each, an “Option,” and together, the “Options”); and

WHEREAS, the Company and Participant desire to amend the Grant Notice and the Agreement to provide for the “early exercise” of the Options.

NOW, THEREFORE, Participant and the Company agree that the Agreement shall be amended as follows:

1.            Vesting Schedule. The row of the Grant Notice labeled “Vesting” is amended to add the following:

“Notwithstanding the vesting schedule set forth above, at the election of Participant, this Option may be exercised in whole or in part at any time as to Shares that have not yet vested; provided that as a condition to exercising this Option for unvested Shares, Participant shall execute any additional documents required by the Board or the Plan.”

2.            Stock Option Agreement. The Agreement is hereby amended and restated in its entirety to read as set forth on Schedule A attached hereto.

3.            Entire Agreement. This Amendment, collectively with the Agreement, as amended and restated on Schedule A, the Grant Notice and the Plan, represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the Option.

(Signature Page follows)

IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

ELOXX PHARMACEUTICALS, INC:	PARTICIPANT:
By:	By:
Name:	Name:	[ ]
Title:

Attachment I

Eloxx Pharmaceuticals, Inc.

Option Agreement

(2018 Equity Incentive Plan)
(Early Exercise)

(Incentive Stock Option or Nonstatutory Stock Option)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Eloxx Pharmaceuticals, Inc. (the “Company”) has granted you an option under its 2018 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.            Vesting. Subject to the provisions contained herein, your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2.            Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3.            Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4.            Method of Payment. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)            Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise,” “same day sale,” or “sell to cover.”

(b)            Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c)            If this option is a Nonstatutory Stock Option, subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.

5.            Whole Shares. You may exercise your option only for whole shares of Common Stock.

6.            Securities Law Compliance. In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

7.            Term. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a)            immediately upon the termination of your Continuous Service for Cause;

(b)            three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 7(d) below); provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 6 above, your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, if during any part of such three (3) month period, the sale of any Common Stock received upon exercise of your option would violate the Company’s insider trading policy, then your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service during which the sale of the Common Stock received upon exercise of your option would not be in violation of the Company’s insider trading policy. Notwithstanding the foregoing, if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your Continuous Service, and (y) the Expiration Date.

(c)            twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 7(d)) below;

(d)            eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service is terminated by you without Good Reason;

(e)            the Expiration Date indicated in your Grant Notice; or

(f)            the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

8.            Exercise.

(a)            You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require. Any portion of this option or the entire option may be exercised in whole or in part at any time prior to the time when the option or portion thereof becomes unexercisable under Section 7, provided that the unvested portion of your option may only be exercised while you remain in Continuous Service and each unvested share with respect to which this option is exercised (a “Restricted Share”) shall be subject to the Company Repurchase Right (as defined below) for so long as this option shall remain unvested with respect to such Share under the terms of this Agreement. The Restricted Shares shall be released from the Company Repurchase Right as set forth below. For the avoidance of doubt, all shares with respect to which the option is exercised shall at all times be assumed to be unvested shares to the fullest extent possible under the terms of this Agreement, unless otherwise provided by the Board.

(b)            By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(c)            If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

(d)            By accepting your option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this Section 8(d) will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 8(d). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8(d) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9.            Restricted Shares.

(a)            Company Repurchase Rights.

(i)            Upon the termination of your Continuous Service for any reason, the Company shall have the right and option to repurchase all of the Restricted Shares from you, or your transferee or legal representative, as the case may be, for a purchase price equal to the price per share of Common Stock paid for such Restricted Shares (the “Company Repurchase Right”).

(ii)          The Company may exercise the Company Repurchase Right by delivering, personally or by registered mail, to you (or your transferee or legal representative, as the case may be), within ninety (90) days of the date of your termination of Continuous Service, a notice in writing indicating the Company’s intention to exercise the Company Repurchase Right and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company’s office. At the closing, the holder of any certificates for the Restricted Shares shall deliver the stock certificate or certificates evidencing the Restricted Shares, and the Company shall deliver the purchase price therefore. At its option, the Company may elect to make payment for the Restricted Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Optionee stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

(iii)          In addition, the Company will be deemed to have exercised the Company Repurchase Right as of the last day of such repurchase period, unless an officer of the Company notifies you during such ninety (90) day period in writing that the Company expressly declines to exercise the Company Repurchase Right for some or all of the Restricted Shares.

(iv)          The Restricted Shares shall be released from the Company Repurchase Right upon vesting of the option with respect to such Shares in accordance with the terms of this Agreement. For the avoidance of doubt, all Restricted Shares shall at all times be assumed to be unvested Shares to the fullest extent possible under the terms of this Agreement, unless otherwise provided by the Board. Fractional Shares shall be rounded down to the nearest whole share.

(b)            Escrow.

(i)            You hereby authorize and direct the Secretary of the Company, or such other person designated by the Board from time to time, to transfer the Restricted Shares as to which the Company Repurchase Right has been exercised from your transferee or legal representative, as the case may be) to the Company.

(ii)          To insure the availability for delivery of the Restricted Shares upon repurchase by the Company pursuant to the Company Repurchase Right, Optionee appoints the Secretary of the Company, or such other person designated by the Board from time to time as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Restricted Shares, if any, repurchased by the Company pursuant to the Company Repurchase Right and shall, upon execution of the applicable Notice of Exercise, deliver and deposit with the Secretary of the Company, or such other person designated by the Board from time to time, any share certificate(s) representing the Restricted Shares, together with the Stock Assignment provided by the Company at the time of exercise. The Restricted Shares and Stock Assignment shall be held by the Secretary, or such other person designated by the Board from time to time, in escrow, pursuant to the Joint Escrow Instructions, until the Company exercises the Company Repurchase Right, until such Restricted Shares are released from the Company Repurchase Right or until such time as this Agreement no longer is in effect. Upon release of the Restricted Shares from the Company’s Repurchase Right, the escrow agent shall as soon as reasonably practicable deliver to you any certificate or certificates representing such Shares in the escrow agent’s possession belonging to you, and the escrow agent shall be discharged of all further obligations hereunder.

(iii)          The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Restricted Shares in escrow and while acting in good faith and in the exercise of its judgment.

(c)            Transferability of Restricted Shares. The Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Any transferee of the Restricted Shares shall hold such Shares subject to all of the provisions hereof and the Notice of Exercise and additional documents executed by you with respect to such shares. Any transfer or attempted transfer of any of the Restricted Shares not in accordance with the terms of this Agreement shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.

(d)            Rights as a Stockholder. Except as otherwise provided herein, upon exercise of the option, you shall have all the rights of a stockholder with respect to the Restricted Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Restricted Shares, subject to the restrictions described in the following sentence, which restrictions shall lapse when the Restricted Shares are released from the Company Repurchase Right. Unless otherwise provided by the Committee, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of common stock of property other than an ordinary cash dividend, the shares or other property will be subject to same restrictions on transferability as the Restricted Shares with respect to which they were paid and shall automatically be forfeited to the Company for no consideration in the event the Company exercises the Company Repurchase Right for the Restricted Shares with respect to which they were paid. In no event shall a dividend or distribution be paid with respect to Restricted Shares later than the end of the calendar year in which the dividends are paid to holders of Common Stock or, if later, the 15th day of the third month following the later of (i) the date the dividends are paid to holders of common stock and (ii) the date the Restricted Shares with respect to which the dividends are paid vest.

(e)            Section 83(b) Election for Restricted Shares. You acknowledge that, with respect to the exercise of the option for Restricted Shares, unless you file an election with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the shares of Common Stock and their fair market value on the date of purchase, there will be a recognition of taxable income to you, measured by the excess, if any, of the fair market value of the shares of Common Stock, at the time the Company Repurchase Right lapses over the purchase price for the shares of Common Stock. You represent that you have consulted any tax consultant(s) you deems advisable in connection with the purchase of the shares of Common Stock or the filing of the election under Section 83(b) of the Code and similar tax provisions.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B) OF THE CODE, EVEN IF OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON YOUR BEHALF.

10.          Transferability. Except as otherwise provided in this Section 8, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a)            Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b)            Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

(c)            Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

11.          Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

12.          Withholding Obligations.

(a)            At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)            If this option is a Nonstatutory Stock Option, then upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the maximum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)            You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

13.          Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option.

14.          Notices. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.          Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control. In addition, your option (and any compensation paid or shares issued under your option) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

16.          Other Documents. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

17.          Effect on Other Employee Benefit Plans. The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18.          Voting Rights. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this option until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

19.          Severability. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20.          Miscellaneous.

(a)            The rights and obligations of the Company under your option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)            You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option.

(c)            You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option, and fully understand all provisions of your option.

(d)            This Option Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)            All obligations of the Company under the Plan and this Option Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

*              *            *

This Option Agreement will be deemed to be signed by you upon the signing by you of the Stock Option Grant Notice to which it is attached.